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                        CONSENT OF INDEPENDENT AUDITORS





The Board of Trustees and Shareowners
     of Alleghany Funds:

We consent to the use of our report included in the Statement of Additional Information which is incorporated by reference into the Prospectuses and to the references to our Firm under the headings "Reports to Shareowners" in the Statement of Additional Information and "Financial Highlights" in the Prospectuses.


/s/KPMG Peat Marwick LLP
KPMG Peat Marwick LLP


Chicago, Illinois
February 24, 1998